Exhibit 99.1

Kinnate Biopharma Inc. Provides Full-Year 2022 Financial Results and Recent Corporate Updates

•
Announced Phase 1 monotherapy dose escalation data for investigational pan-RAF inhibitor exarafenib (KIN-2787) was selected for an oral presentation at the American Association for Cancer Research 2023 Annual Meeting

•	Announced the company has initiated enrollment of patients into the monotherapy expansion cohorts evaluating exarafenib

•	Announced the U.S. Food and Drug Administration granted Fast Track designation for KIN-3248, our investigational pan-FGFR inhibitor

•	Cash, cash equivalents and investments of $266.3 million as of December 31, 2022

SAN FRANCISCO and SAN DIEGO, Calif. – March 15, 2023 – Kinnate Biopharma Inc. (Nasdaq: KNTE) (“Kinnate”), a clinical-stage precision oncology company, today announced financial results for the year ended December 31, 2022, and recent corporate updates.

“2023 is shaping up to be a transformational year for Kinnate, one with several key clinical readouts anticipated, including the first monotherapy data disclosure on our lead product candidate, exarafenib, in an oral presentation at the upcoming AACR conference, initial data for the exarafenib plus binimetinib combination in the first half of 2023 and initial dose escalation data from our FGFR program, which is expected in the second half of this year,” said Nima Farzan, chief executive officer, Kinnate Biopharma Inc. “We also expect to have a new research program enter the clinic this year. This progress showcases the strength of our discovery capabilities and combined with our financial strength, talented workforce and proven ability to execute will enable us to continue to invest in innovation. I am confident that the company is well positioned to support long-term growth.”

Pipeline Updates

•
Announced Kinnate will present monotherapy dose escalation data from KN-8701, a global Phase 1 clinical trial evaluating exarafenib, in an oral presentation at the American Association for Cancer Research (AACR) 2023 Annual Meeting. Also announced it has initiated enrollment of patients into the monotherapy expansion cohorts of KN-8701 and will discuss the expansion strategy, along with the AACR results and additional pipeline updates, at a virtual investor event following the AACR presentation. (View Release)

•	Announced initiation of KN-8701 in the People’s Republic of China (PRC), with trial sites open in PRC and Taiwan. (View Release)
•
Announced that the U.S. Food and Drug Administration granted Fast Track designation for KIN-3248 for the treatment of patients with unresectable, locally advanced or metastatic cholangiocarcinoma harboring fibroblast growth factor receptor 2 gene fusions or other alterations, who have received at least one prior systemic therapy. (View Release)

•	Presented the structure and discovery of exarafenib at the 2023 Winter Conference on Medicinal & Bioorganic Chemistry. (View Presentation)

•
Presented trials in progress poster for KIN-3248 at the 2023 American Society of Clinical Oncology (ASCO) Gastrointestinal Cancers Symposium and the ASCO Genitourinary Cancers Symposium. (View Release)

Corporate Updates

•
Announced in February 2023 that Kinnate acquired ownership stake of Kinnjiu Biopharma Inc. (Kinnjiu), the China joint venture established in May 2021, previously held by the Series A investors (funds affiliated with OrbiMed and Foresite Capital Management) for $24 million, using a combination of $9.1 million in cash and 2.2 million shares of common stock of Kinnate. Kinnate retains Kinnjiu’s cash, intellectual property and other assets, including key personnel and its legal entity structure. (View Release)

•	Appointed a new independent director, Jill DeSimone, effective March 1, 2023. (View Release)

Financial Results

•
As of December 31, 2022, the total of cash and cash equivalents and investments was $266.3 million, inclusive of cash from Kinnjiu Biopharma Inc., and is expected to fund current operations into mid-2024.

•	Research and development expenses for 2022 were $88.2 million, compared to $67.2 million in 2021.
•	General and administrative expenses for 2022 were $30.4 million, compared to $22.9 million in 2021.
•	Net loss for 2022 was $116.3 million, compared to $89.8 million in 2021.

About Kinnate Biopharma Inc.

Kinnate Biopharma Inc. is a clinical-stage precision oncology company focused on expanding on the promise of targeted therapies for those battling cancer. The company is developing medicines for known oncogenic drivers where there are no approved targeted drugs and to overcome the limitations of marketed cancer therapies, such as non-responsiveness or acquired and intrinsic resistance. Kinnate has two lead clinical programs being studied in solid tumors with RAF, NRAS and FGFR-driven alterations, and is rapidly progressing a pipeline of additional small molecule drug candidates as part of the Kinnate Discovery Engine. The company is driven by the urgency and knowledge that patients are waiting for new, effective cancer medicines.  For more information, visit Kinnate.com and follow us on LinkedIn.

Forward Looking Statements

This press release contains forward-looking statements that involve substantial risks and uncertainties. These forward-looking statements include, without limitation, the timing and presentation of clinical data from KN-8701 for exarafenib monotherapy and also for exarafenib plus binimetinib combination; the timing and presentation of KN-8701 dose expansion strategy and pipeline updates; the timing of clinical data from KN-4802, a global Phase 1 clinical trial evaluating KIN-3248, for dose escalation of KIN-3248 monotherapy; the timing of our next research program entry into the clinic; the sufficiency of our funding to continue to innovate, support long term growth and progress our pipeline; our anticipated cash runway; and statements by our Chief Executive Officer. Words such as “believes,” “anticipates,” “plans,” “expects,” “will,” “potential” and similar expressions are also intended to identify forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and trends. Such expectations and projections may never materialize or may prove to be incorrect. These forward-looking statements are subject to a number of risks, uncertainties, assumptions and other factors, including recently transitioning to operating as a clinical-stage biopharmaceutical company with a limited operating history; the timing, progress and results of ongoing and planned preclinical studies and clinical trials for our current product candidates;; that continued dose escalation in our clinical trials could increase the risk of the occurrence of adverse events; the potential for future clinical trial results to differ from initial results or from our preclinical studies; our ability to timely enroll a sufficient number of patients in our clinical trials; our ability to raise additional capital to finance our operations; our ability to discover, advance through the preclinical and clinical development of, obtain regulatory approval for and commercialize our product candidates; the novel approach we are taking to discover and develop drugs; our ability to timely file and obtain approval of investigational new drug applications for our planned clinical trials; negative impacts of the COVID-19 pandemic on our business, including ongoing and planned clinical trials and preclinical studies; competition in our industry; regulatory developments in the United States and other countries; our ability to attract, hire and retain highly skilled executive officers and employees; difficulties in managing our growth; our ability to protect our intellectual property; reliance on third parties to conduct our ongoing and planned preclinical studies and clinical trials, and to manufacture our product candidates; general economic and market conditions; and other risks. These and other risks, uncertainties, assumptions and other factors are further described under the heading “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2022 that we are concurrently filing with the Securities and Exchange Commission (“SEC”), as well as in our subsequent filings we make with the SEC. New risk factors emerge from time to time and it is not possible for our management to predict all risk factors, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in, or implied by, any forward-looking statements. Investors should not rely upon forward-looking statements as predictions of future events. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. Our forward-looking statements speak only as of the date of this release, and except as required by law, we undertake no obligation to update publicly any forward-looking statements for any reason in the future.

Investor & Media Contact:

Priyanka Shah | Priyanka.Shah@kinnate.com | +1-908-447-6134

Kinnate Biopharma Inc.
Consolidated Balance Sheets
(in thousands, except share and par value amounts)

	December 31,
	2022	2021
Assets
Current assets:
Cash and cash equivalents	$29,261	$116,096
Cash at consolidated joint venture	25,725	33,593
Short-term investments	172,214	103,362
Prepaid expenses and other current assets	3,637	5,639
Total current assets	230,837	258,690
Property and equipment, net	3,071	956
Right-of-use lease assets	3,377	-
Long-term investments	39,139	105,449
Restricted cash	371	371
Deferred offering costs	-	641
Other non-current assets	2,031	757
Total assets	$278,826	$366,864

Liabilities, Redeemable Convertible Noncontrolling Interests and Stockholders' Equity
Current liabilities:
Accounts payable	$2,970	$3,148
Accrued expenses	13,206	9,239
Current portion of operating lease liabilities	991	-
Total current liabilities	17,167	12,387
Operating lease liabilities, long-term	3,191	-
Total liabilities	20,358	12,387
Redeemable convertible noncontrolling interests	35,000	35,000
Stockholders’ equity:
Preferred stock, $0.0001 par value; 200,000,000 shares authorized at December 31, 2022 and 2021; 0 shares outstanding at December 31, 2022 and 2021	-	-
Common stock, $0.0001 par value; 1,000,000,000 shares authorized at December 31, 2022 and 2021; 44,342,292 and 43,855,944 shares issued and outstanding at December 31, 2022 and 2021, respectively	4	4
Additional paid-in capital	484,237	463,089
Accumulated other comprehensive loss	(1,410)	(524)
Accumulated deficit	(259,363)	(143,092)
Total stockholders’ equity	223,468	319,477
Total liabilities, redeemable convertible noncontrolling interests and stockholders' equity	$278,826	$366,864

Kinnate Biopharma Inc.
Consolidated Statements of Operations and Comprehensive Loss
(in thousands, except share and per share amounts)

	Years Ended December 31,
	2022	2021

Operating expenses:
Research and development	$88,150	$67,166
General and administrative	30,371	22,945
Total operating expenses	118,521	90,111
Loss from operations	(118,521)	(90,111)
Other income, net	2,250	348
Net loss	(116,271)	(89,763)
Net loss attributable to redeemable convertible noncontrolling interests	-	-
Net loss attributable to Kinnate	$(116,271)	$(89,763)

Weighted-average shares outstanding, basic and diluted	44,065,749	43,601,162
Net loss per share, basic and diluted	$(2.64)	$(2.06)

Comprehensive loss:
Net loss	$(116,271)	$(89,763)
Other comprehensive loss:
Currency translation adjsutments	1	-
Unrealized loss on investments	(887)	(515)
Total comprehensive loss	(117,157)	(90,278)
Comprehensive loss attributable to redeemable convertible noncontrolling interests	-	-
Comprehensive loss attributable to Kinnate	$(117,157)	$(90,278)